Exhibit 99.1

EDGIN, PARKMAN, FLEMING & FLEMING, PC CERTIFIED PUBLIC ACCOUNTANTS 1401 HOLLIDY ST., SUITE 216 ● P.O. BOX 750 WICHITA FALLA, TEXAS 76307-0750 PH. (940) 766-5550 ● FAX (940) 766-5778	MICHAEI D. EDGIN, CPA DAVID L. PARKMAN, CPA A. PAUL FLEMING, CPA JOSHUA R. HARMAN, CPA

INDEPENDENT AUDITOR’S REPORT

To the Member of

Hope Concrete, LLC

Opinion

We have audited the accompanying consolidated financial statements of Hope Concrete, LLC (a Texas Limited Liability Company) and subsidiary (Lafayette Concrete Division, LLC) (Company), which comprise the consolidated balance sheets as of December 31, 2025 and 2024, and the related consolidated statements of income and changes in member’s equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

ln our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hope Concrete, LLC and subsidiary as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

ln preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

ln performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professionaljudgment and maintain professional skepticism throughout the audit.

•

ldentify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

EDGIN, PARKMAN, FLEMING & FLEMING, PC

Wichita Falls, Texas

April 30, 2026

HOPE CONCRETE, LLC

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2025 AND 2024

	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$832,991	$3,634,691
Accounts receivable:
Trade, net	6,174,999	7,767,131
Other receivables	223,354	131,140
Related party receivable	105,166	—
lnventory	801,637	739,230
Prepaid expenses	1,651,257	1,316,983

Total current assets	9,789,404	13,589,175

Other assets:
Accounts and notes receivable - related party	6,774,962	1,759,321
Property and equipment, net	17,707,395	17,334,509
Right-to-use assets, net	5,913,596	326,464
Goodwill	28,060,394	24,918,238
lnvestment in captive insurance company	1,287,167	1,146,000
Deposit	70	70

Total other assets	59,743,584	45,484,602

Total assets	$69,532,988	$59,073,777

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Accounts payable	$3,735,267	$6,049,038
Bank overdraft	325,555	—
Accrued expenses	2,249,758	1,704,297
Current income tax liability	120,092	496,635
Deferred income tax liability	4,596,982	3,500,952
Current portion of finance lease liability	328,814	51,687
Current portion of notes payable, net of deferred loan costs	5,137,575	3,560,206

Total current liabilities	16,494,043	15,362,815

Long-term liabilities:
Finance lease liability, net of current portion	5,831,790	326,602
Notes payable, net of current portion and deferred loan costs	21,627,674	18,370,071

Total long-term liabilities	27,459,464	18,696 673

Total liabilities	43,953,507	34,059,488
Member’s equity	25,579,481	25 014 289

Total liabilities and member’s equity	$69,532,988	$59,073,777

The accompanying Notes are an integral part of these financial statements.

HOPE CONCRETE, LLC

CONSOLIDATED STATEMENTS OF INCOME AND CHANGES IN MEMBER’S EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

	2025	2024
Net sales	$56,552,135	$70,679,017
Cost of sales	47,246,249	55,213,978

Gross profit	9,305,886	15,465,039

Operating expenses:
General and administrative	7,190,973	5,421,224
Business development	164,218	2,811,674
Depreciation	686,491	286 069

Total operating expenses	8,041,682	8,518,967

lncome from operations	1,264,204	6,946,072

Other income (expense):
lnterest income	315	3,263
Equipment rental	383,400	260,880
Management fees	240,000	240,000
Gain (loss) on disposal of property and equipment	2,316,073	(70,595)
lnterest expense	(2,427,509)	(2,532,761)

Total other income (expense)	512,279	(2,099,213)

Net income before income tax expense	1,776,483	4,846,859
lncome tax expense	1,211,291	1,171,985

Net income	565,192	3,674,874

Member’s equity, January 1, as originally stated	25,014,289	11,333,436
Change in accounting principle	—	10,005,979

Member’s equity, January 1, as restated	25,014,289	21,339,415

Member’s equity, December 31	$25,579,481	$25,014,289

The accompanying Notes are an integral part of these financial statements.

HOPE CONCRETE, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

	2025	2024
Cash flows from operating activities:
Net income	$565,191	$3,674,874
Adjustments to reconcile net income to net cash from operating activities:
Amortization of debt issuance costs	39,242	88,344
Amortization of RTU asset	336,160	55,965
Depreciation	2,384,790	2,035,279
Deferred income taxes	1,096,020	693,030
(Gain) loss on disposal of property and equipment	(2,316,073)	70,595
Paid-in-kind interest	—	174,595
Changes in assets and liabilities:
(lncrease) decrease in:
Trade receivables	1,592,132	(2,084,700)
Other receivables	(92,214)	2,902
Related party receivable	(1 05,1 66)	—
lnventory	(62,407)	333,161
Prepaid expenses	(334,274)	(46,913)
lncrease (decrease) in:
Accounts payable	(2,313,771)	2,553,250
Bank overdraft	325,555	—
Accrued expenses	545,461	(155,039)
lncome tax liabilites	(376,543)	321,494

Net cash provided by operating activities	1,284,103	7,716,837

Cash flows from investing activities:
Proceeds from the sale of property and equipment	4,251 ,107	130,765
Purchase of property and equipment	(4,959,784)	(4,787,636)
Purchase of goodwill	(10,000)	—
Additional investment in captive insurance company	(141,167)	(94,533)
lssuance of accounts and notes receivable - related party	(5,015,642)	(474,819)

Net cash used by investing activities	(5,875,486)	(5,226,223)

Cash flows from financing activities:
Note payable borrowings	5,086,979	11,137,856
Finance lease borrowings	791,718	—
Finance lease repayments	(297,787)	(47,737)
Note payable repayments	(3,730,352)	(12,689,395)
Payment of debt issuance costs	(60,897)	(59,313)

Net cash provided (used) by financing activities	1,789,661	(1,658,589)

Net increase (decrease) in cash and cash equivalents	(2,801,722)	832,025
Cash and cash equivalents, January 1	3,634,713	2,802,688

Cash and cash equivalents, December 31	$832,991	$3,634,713

Supplemental disclosures of cash flow information:
Cash paid during the year for:
lnterest	$2,427,509	$2,358,166

lncome taxes	$496,635	$175,141

Noncash transactions:
Purchase of right-to-use assets with the issuance of finance lease laibility	$5,288,384	$—

lssuance of note payable to the seller at the time of purchase:
Property and equipment	$367,844	$—
Goodwill	3,1 32,1 56	$—

	$3,500,000	$—

The accompanying Notes are an integral part of these financial statements.

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Nature of Business

Hope Concrete, LLC, a Texas limited liability company, was formed on October 26, 2018. The Company is a manufacturer of ready-mix concrete with plants in Bonham, Sherman, Rhome, Commerce, and Gainesville, Texas. During 2024, the Company acquired a site in Celina, Texas for another plant, but it was not operational at December 31, 2025. The Company is headquartered in Bonham, Texas.

Wholly-Owned Subsidiary

On April 3, 2025, the Company formed a wholly-owned subsidiary, Lafayette Concrete Division, LLC. A Louisiana limited liability company. Lafayette Concrete Division, LLC purchased the assets and liabilities of an existing concrete plant in Maurice, Louisiana and immediately started business in early April 2025.

Consolidated Financial Statements

For reporting purposes, the operations of Hope Concrete, LLC and its wholly-owned subsidiary are consolidated. All intra-entity balances and transactions have been eliminated. As a result, the December 31, 2025 financials are consolidated and the December 31, 2024 reflect only the balances from Hope Concrete, LLC. The consolidated entity is referred as the Company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Fair Value of Financial lnstruments

In accordance with the reporting requirements of Accounting Standards Codification (ASC) 825-10-50, “Disclosures About Fair Value of Financial lnstruments”, the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The carrying value of cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximate fair value because of the short-term nature of these items. The estimated fair value of the notes payable and line of credit also approximates its carrying value because the terms are comparable to similar lending arrangements in the marketplace.

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT’D.)

DECEMBER 31, 2025 AND 2024

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D.)

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company maintains cash balances in bank accounts that may, at times, exceed federally insured limits. The Company has incurred no losses from such accounts.

Accounts Receivable

Accounts receivable are recorded at net realizable value, which includes an allowance for credit losses to reflect any anticipated losses on the collection of accounts receivables balance. The Company uses the allowance method of accounting for doubtful accounts. The year-end balance is based on historical collections and management’s review of the current states of existing receivables and estimates as to their collectability.

After all attempts to collect a receivable have failed, the receivable is written off against the allowance for credit losses. At December 31, 2025 and 2024, management has recorded an allowance of $253,226 and $323,225, respectively.

lnventory

lnventories typically consist of raw materials and are valued at the lowest of cost or net realizable value on a first-in, first-out (FIFO) basis. The Company reviews inventory balances to determine if the carrying amount exceeds their net realizable value. This review process incorporates current industry and customer-specific trends, current operating plans, historical price activity and selling prices expected to be realized. lf the carrying amount of inventory exceeds its estimated net realizable value, the carrying values are adjusted accordingly.

Property and Equipment

The Company records purchases of property and equipment at cost less accumulated depreciation. Depreciation for financial reporting purposes commences when the assets are placed in service on a straight-line basis over the estimated useful lives of the assets which are as follows:

Asset	Estimated Useful Life
Equipment	5 years
Autos and Trucks	5 to 10 years
Buildings and lmprovements	39 to 40 years
Leasehold improvements	15 years
Other Equipment	5 to 25 years
Land	lndefinite

Expenditures for repairs and maintenance are charged to expenses as incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing property and equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is recognized in the statement of income and changes in member’s equity.

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT’D.)

DECEMBER 31, 2025 AND 2024

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D.)

Short-term Leases

The Company has elected to account for leases with a term of 12 months or less by recognizing the lease payments in profit or loss on a straight-line basis over the term of the lease and any variable lease payments in the period in which the obligation for the payment is incurred.

Right-to-use Assets and Liabilities

Right-to-use assets derived from finance lease agreements are amortized on a straight-line basis over the life of the agreement. Finance lease liabilities are treated similar to standard note payable transactions.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of the net assets acquired, and is accounted for in accordance with ASC 350, “lntangibles - Goodwill and Other”.

Goodwill is reviewed and tested for impairment upon the occurrence of a triggering event. As of December 31, 2025 and 2024, management was determined there was no impairment of goodwill.

The Company adopted ASU 2014-18, an amendment to ASC 350. ln accordance with ASU 2014-18, the Company does not recognize separately from goodwill, customer-related intangible assets, unless they are capable of being sold or licensed independently from other assets of the business, or noncompetition agreements.

lmpairment of Long-lived Assets

ln accordance with ASC 360-10, “Accounting for the lmpairment or Disposal of Long-lived Assets”, the Company periodically reviews the carrying value of its long-lived assets, such as property and equipment, to test whether current events or circumstances indicate that such carrying value may not be recoverable. lf the tests indicate that the carrying value of the asset is greater than the expected cash flows to be generated by such asset, then an impairment adjustment is recognized for the excess of the carrying value over fair value. For the years ended December 31, 2025 and 2024, there were no impairments of long-lived assets.

Deferred Loan Costs

Costs incurred for entering into the Company’s long-term debt are amortized over the term of the debt using the effective interest rate method. ln accordance with ASU 2015-03, “Debt lssuance Costs”, deferred loan costs are presented as debt discounts, net of the outstanding debt balances on the accompanying balance sheets. Deferred loan costs at December 31, 2025 and 2024 were $111,850 and $90,195, respectively, after the addition of $60,897 during the year ended December 31, 2025. During the years ended December 31, 2025 and 2024, amortization of deferred loan costs totaled $40,308 and $88,344, respectively, and is included in interest expense in the accompanying statements of income and changes in member’s equity.

Revenue and Cost Recognition

The Company’s revenues are comprised of concrete sales and related products to customers. Revenue is recognized when the Company satisfies its performance obligation under the contract by performing the service to its customers. A performance obligation is a promise to transfer a distinct product or service to a customer.

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT’D.)

DECEMBER 31, 2025 AND 2024

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D.)

Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products or providing services. The nature of the Company’s contracts does not give rise to any notable amounts of variable consideration. Neither the type of product or service sold, or the location of sale significantly impacts the nature, amount, timing or uncertainty of revenue and cash flows.

A contract’s transaction price is allocated to each distinct performance obligation within the contract. Substantially all of the Company’s contracts have a single performance obligation. ln instances where multiple performance obligations may exist, due to the short duration of the arrangements or the insignificance of certain performance obligations, in substantially all cases it is not necessary to allocate the transaction price to the distinct performance obligations as the allocation would not result in a different accounting outcome.

All of the Company’s revenue is from products transferred to customers at a point in time. The Company recognizes revenue at the point in time in which the customer obtains control of the product, which is generally at delivery.

The Company expenses costs of obtaining a contract when incurred.

lncome Taxes

lncome taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized lor future tax consequences attributable to differences between financial statements carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income on deferred tax assets and liabilities for a change in tax status or tax rates is recognized in income in the period that includes the enactment date.

The Company evaluates uncertain tax positions with the presumption of audit detection and applies a “more likely than not” standard to evaluate the recognition of tax benefits or positions. As of December 31, 2025 and 2024, the Company had no uncertain tax positions. Accordingly, the Company has not recognized any penalty, interest or tax impact related to uncertain tax positions.

Advertising Costs

ln accordance with ASC 720-35, “Advertising Costs”, the Company expenses advertising costs as they are incurred. Advertising costs were approximately $88,746 and $84,626 for the years ended December 31, 2025 and 2024, respectively.

Concentrations

Cash

The Company maintains cash in various banking institutions. At December 31, 2025, the balance in one of these accounts exceeded FDIC insurance by $351,588 and was overdrawn by $766,083. At December 31, 2024, the balance in two of these accounts exceeded FDIC insurance by $5,453,343.

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT’D.)

DECEMBER 31, 2025 AND 2024

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D.)

Customers

For the year ended December 31, 2025, the Company’s top five customers represented 26% of total sales and 17% of total accounts receivable at December 31, 2025. For the year ended December 31, 2024, the Company’s top five customers represented 40% of total sales and 40% of total accounts receivable at December 31, 2024. The loss of one or more of these customers could have a negative impact on the Company’s financial statements.

Vendors

For the year ended December 31, 2025, the Company’s top five vendors represented 48% of the total vendor-related costs and 17% of accounts payable at December 31, 2025. For the year ended December 31, 2024, the Company’s top five vendors represented 44% of the total vendor-related costs and 50% of accounts payable at December 31, 2024. The loss of one or more of these vendors could have a negative impact on the Company’s financial statements. One of the top vendors is a related party - see Note 9 to the financial statements.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of December 31, 2025 and 2024:

	2025	2024
Land	$—	$380,545
Equipment not in service	2,291,820	1,773,966
Leasehold improvements	31,948	—
Buildings and improvements	—	1,901,773
Autos and trucks	11,377 ,793	8,965,393
Equipment	12,953,427	11,335,360

Total	26,654,988	24,357,037
Less accumulated depreciation	(8,947,593)	(7,022,528)

Property and equipment, net	$17,707,395	$17,334,509

The equipment not in service is for a new plant that is not in service at December 31, 2025.

ln 2023, the Company purchased six mixer trucks for $1,209,210 which were leased to a related party. ln 2025, the Company purchased twelve used trucks from the same related party for $550,000 and leased them back to the related party. See Note 9 for details about the lease.

In 2025, the Company sold certain assets to a related party and leased them back. See Note 9 for more details.

Depreciation expense was $2,384,790 for the year ended December 31, 2025, of which $2,034,459 is included in cost of sales and $350,331 is included in operating costs on the accompanying statements of income and changes in member’s equity.

Depreciation expense was $2,035,279 for the year ended December 31, 2024, of which $1,805,175 is included in cost of sales and $230,104 is included in operating costs on the accompanying statements of income (loss) and changes in member’s equity.

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT’D.)

DECEMBER 31, 2025 AND 2024

NOTE 3 - RIGHT-TO-USE ASSET AND FINANCE LEASE LIABILITY AGREEMENTS

Ground Lease

The Company entered into a ground lease agreement that contains a dry-batch plant for the production of concrete. The initial agreement is for 5 years and has a commencement date of November 2020. The agreement calls for 60 monthly payments of $6,000. The lease term can be extended through October 31, 2030 with payments of $6,500 per month for the additional 60 month term. The extension is reasonably certain. The agreement also calls for a royalty to be paid to lessor based on cubic yards of concrete sold at a deescalated rate as production increases up to a cap of 90,000 yards.

The lease has an imputed interest rate of 6.5%.

The following information is provided for the calculated finance lease liability and associated right-to-use (RTU) asset.

	Finance Lease Liability				RTU Asset			Finance Lease Cost
	Cash	lnterest	Liability Reduction	Total Liability	Beginning Balance	Amortization	RTU Asset
Balance as of 1/1/2020				$553,232
FYE 2021	$72,000	$32,109	$39,891	513,341	$550,324	$55,965	$494,359	$88,074
FYE 2022	72,000	29,648	42,351	470,990	494,359	55,965	438,394	85,613
FYE 2023	72,000	27,036	44,965	426,025	438,394	55,965	382,429	83,001
FYE 2024	72,000	24,263	47,737	378,288	382,429	55,965	326,464	80,228
FYE 2025	73,000	21,313	51,687	326,601	326,464	55,965	270,499	77,278
FYE 2026	78,000	17,951	60,049	266,552	270,499	55,965	214,534	73,916
FYE 2027	78,000	14,246	63,754	202,798	214,534	55,965	158,569	70,211
FYE 2028	78,000	10,315	67,685	135,113	158,569	55,965	102,604	66,280
FYE 2029	78,000	6,141	71,859	63,254	102,604	55,965	46,639	62,106
FYE 2030	65,000	1,746	63,254	—	46,639	46,639	—	48,385

Hope Facilities

The Company has a recurring lease for basically all the real property for the Hope facilities. The lease is with a related party and originated as a sale lease-back transaction. See Note 9. The lease is for 5 years from 7/1/25 to 6/30/30 and may be extended for 3 additional 5-year periods through June 30, 2045. The lease calls for payments of $40,000 per month for the initial term year and increases 2.5% each year thereafter. The lease has an imputed rate of 9%.

	Finance Lease Liability				RTU Asset			Finance Lease Cost
	Cash	lnterest	Liability Reduction	Total Liability	Beginning Balance	Amortization	RTU Asset
Balance as of 7/1/2025				$5,288,384
FYE 2025	$240,000	$237,939	$2,061	5,286,323	$5,288,384	$132,210	$5,156,174	$370,149
FYE 2026	486,000	475,476	10,524	5,275,799	5,156,174	264,419	4,891,755	739,895
FYE 2027	498,150	473,979	24,171	5,251,628	4,891,755	264,419	4,627,336	738,398
FYE 2028	510,604	471,188	39,415	5,212,213	4,627,336	264,419	4,362,917	735,607
FYE 2029	523,629	466,955	56,414	5,155,799	4,362,917	264,419	4,098,498	731,374
FYE 2O3O	536,453	461,113	75,340	5,080,459	4,098,498	264,419	3,834,079	725,532
FYE 2031-35	2,890,268	2,147,938	742,330	4,338,129	3,834,079	1,322,095	2,511,984	3,470,033
FYE 2036-40	3,270,073	1,632,615	1,637,457	2,700,672	2,511,984	1,322,095	1,189,889	2,954,710
FYE 2041-45	3,306,519	605,849	2,700,672	—	1,189,889	1,189,889	—	1,795,738

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT’D.)

DECEMBER 31, 2025 AND 2024

NOTE 3 - RIGHT-TO-USE ASSET AND FINANCE LEASE LIABILITY AGREEMENTS (CONT’D.)

Trucks and Trailers

The Company has entered into a series of leases for the use of five trucks and two trailers. The leases are payable monthly with payments ranging from $1,571 to $4,442 with interest rates ranging from 4.69% to 12.00% maturities ranging from June 2026 to February 2028.

	Finance Lease Liability				RTU Asset			Finance Lease Cost
	Cash	lnterest	Liability Reduction	Total Liability	Beginning Balance	Amortization	RTU Asset
Balance as of 4/2025				$634,908
FYE 2025	$186,967	$99,738	$87,229	547,679	$634,908	$147,985	$486,923	$247,723
FYE 2026	294,976	36,735	258,241	289,438	486,923	207,188	279,735	243,923
FYE 2027	207,923	15,515	192,408	97,030	279,735	163,365	16,370	178,880
FYE 2028	98,292	1,262	97,030	—	116,370	93,708	22,663	94,970
					22,663	22,662		22,662

A summary of the three RTU agreements are as follows

	Total Liability			Total RTU Asset, net
	12/31/2025	12/31/2024		12/31/2025	12/31/2024
Ground lease	$326,602	$378,289	Ground lease	$270,499	$326,464
Hope facilities	5,286,323	—	Hope facilities	5,156,174	—
Assumed ROU liabilities	547,679	—	Assumed ROU liabilities	486,923	—

Total	$6,160,604	$378,289	Total	$5,913,596	$326,464

Less current portion	(328,814)	(51,687)

Longterm portion	$5,831,790	$326,602

NOTE 4 - INVESTMENT IN CAPTIVE INSURANCE COMPANY

During 2020, the Company invested in Boulder lnsurance. Ltd (Boulder) under rules allowed under the lnternal Revenue Service Code. Boulder is a captive insurance program that allows the Company to obtain a lower insurance premium with its insurance carrier through reinsurance from Boulder. The Company basically covers any losses over 125% of the Type A and B insurance losses. The original investment made under the Shareholder Agreement totaled $36,000 and represents a 1.01% interest based on voting rights. For the year ended December 31, 2020, the Company obtained a Letter of Credit as Security Collateral. This was replaced by a $643,439 security collateral deposit in late 2021,with subsequent periodic adjustments. The collateral deposit is expected to be repaid over time as the Company’s risk changes. The total investment in Boulder at December 31, 2025 and 2024 was as follows:

	2025	2024
Original investment	$36,000	$36,000
Security collateral deposit	1,251,167	1,110,000

Total investment	$1,287,167	$1,146,000

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT’D.)

DECEMBER 31, 2025 AND 2024

NOTE 5 - ACCRUED EXPENSES

Accrued expenses consist of the following as of December 31, 2025 and 2024:

	2025	2024
Accrued insurance payable	$1,541,316	$1,218,903
Accrued wages payable	188,511	124,300
Accrued sales tax	286,892	171,469
401(k) accrual	12,024	3,302
Deposits	6,731	56,888
Accrued interest	214,284	129,435

Total accrued expenses	$2,249,758	$1,704,437

NOTE 6 - NOTES PAYABLE

Senior Debt

The Company entered into a $22,500,000 credit facility on November 21, 2018. Under the credit facility, the Company entered into a $20,000,000 term loan (Senior Note Payable) and had $2,500,000 available for additional borrowing under delayed draw term loans (DDTL). The credit facility was amended and restated on August 10, 2023 at which time all previous balances were refinanced under the terms. The original balance of the amended credit facility totaled $17,850,825. Debt under the amended credit facility bears interest at SOFR plus an applicable margin of 3.50%-4.00% (depending on leverage ratio) and 3.50%-4.00% as of December 31, 2025 and 2024, respectively). The amended DDTL had an original balance of $3,000,000. ln addition, the agreement continues to allow for a revolving credit note.

The loan is secured by substantially all assets of the Company and requires the Company to maintain certain financial ratios and comply with various restrictive financial covenants. The Company was in compliance with all required covenants as of December 31, 2024.

	2025	2024
The amended Senior Note Payable requires quarterly payments $605,291 until maturity at August 2028. As of December 31, 2024 and 2023, the balance of the Senior Note Payable was $8,474,080 and $11,500,537, respectively. lnterest rate at December 2024 was 8.37%.	$6,052,914	$8,474,080
The Company has borrowed funds under the DDTLS, which require quarterly payments equal to 5.45% of the aggregate amount of the DDTLS, which have been funded. As of December 31, 2024 and 2023, the balance of the DDTLs was $2,346,000 and $2,500,000, respectively and has an interest rate of 8.19% at December 2024.	1,692,000	2,346,000

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT’D.)

DECEMBER 31, 2025 AND 2024

NOTE 6 - NOTES PAYABLE (CONT’D.)

	2025	2024
The $2,000,000 revolving credit note is dated April 18, 2022 and was issued under terms of a November 21, 2018 credit agreement above. lt is collateralized by all Company assets and carries an interest rate of SOFR plus which was 8.23%, at December 31, 2024. Interest is due from time-to-time until maturity at August 2028.	2,000,000	2,000,000
2nd Amendment Term loan in the original amount of $9,000,000 dated December 20, 2024 with maturity date of August 10, 2028 with variable rate that is 8.23%	8,550,000	9,000,000
3rd Amendment Term loan in the original amount of $2,500,000 dated March 19, 2025 with maturity date of August 10, 2028 with variable rate that is 7.56%	2,437,891	—
The $2,000,000 revolving credit note is dated April 11, 2025 and was issued under terms of a November 21, 2018 credit agreement above. lt is collateralized by all Company assets and carries an interest rate of SOFR plus which was 7.62%, at December 31, 2025. Interest is due from time-to-time until maturity at August 2028.	2,000,000	—

Total	22,732,805	21,820,080
Loan Costs
Each loan above incurred loan costs which were capitalized at the time of the loan. The loan cost is amortized on a straight-line basis and charged to interest expense over the life of the loan and totaled $39,242 and $88,344 for the years ended December 31, 2025 and 2024. The unamortized loan costs of $111,850 and $90,195 at December 31, 2025 and 2024 is reflected as a reduction of debt on the respective Balance Sheets.	(111,850)	(90,195)
Other Debt
In September 2025 the Company bought dispatch equipment through the issuance of a note with Navitas Credit Corp. The Loan requires 60 monthly payments of $2,588 until maturity at September 2030 and carries an interest rate of 12.5%.	110,775	—
In July 2025 the Company bought server equipment through the issuance of a note with Sysco Systems Capital Corp. The Loan requires 36 monthly payments of $1,051 until maturity at July 2028 and carries an interest rate of 0%.	32,585	—

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT’D.)

DECEMBER 31, 2025 AND 2024

NOTE 6 - NOTES PAYABLE (CONT’D.)

	2025	2024
ln February 2024, the Company bought a 2023 Ford Explorer through the issuance of a note with Ford Credit. The Loan requires 36 monthly payments of $1,588 until maturity at February 2027 and carries an interest rate of 0%.	22,237	41,297
ln December 2024, the Company bought a 2024 Ford Pickup through the issuance of a note with Ford Credit. The Loan requires 60 monthly payments of $1,088 until maturity at January 2030 and carries an interest rate of 1.9%.	51,258	62,187
ln December 2024, the Company bought a 2024 Ford Pickup through the issuance of a note with Ford Credit. The Loan requires 60 monthly payments of $1,047 until maturity at January 2030 and carries an interest rate of 1.9%.	49,319	59,832
ln November 2023, the Company bought a Ford-450 through issuance of a note with Ford Credit. The loan requires 36 monthly payments of $1,796 until maturity at October 2026 and carries an interest rate of 2%.	17,809	37,076
ln April 2025, the Company assumed a note payable from Cadence Bank as part of the formation of the subsidiary. The note is secured by eight 2020 Mack trucks. It requires monthly payments of $10,750 and has an interest rate of 7.25%. The note matures in February 2028.	257,923	—
Between July 2025 and November 2025, the Company financed four Mack trucks with Cadence Bank that were previously under a lease agreement. The three notes carry an interest rate of 6.5% and require monthly payments of between $893 and $1,670. The notes mature between July 2028 and November 2028.	102,388	—
As part of the purchase and formation of Lafayette Concrete Division, LLC, a seller note was signed with Acadian Redi-Mix, LLC with an original balance of $3,500,000. The note agreement calls for no interest and three annual payments. Two annual payments of $1,000,000 are due on the first and second anniversary dates and a third payment of $1,500,000 is due on the third anniversary.	3,500.000	—

Total long-term debt, net of deferred loan costs	26,765,249	21,930,277
Less current portion, net of deferred loan costs	(5,137,575)	(3,580,206)

Long-term portion, net of deferred loan costs	$21,627,674	$18,370,071

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT’D.)

DECEMBER 31, 2025 AND 2024

NOTE 6 - NOTES PAYABLE (CONT’D.)

Future principal payments due on long-term debt as of December 31, 2025 are as follows:

Year Ending December 31,	Principal Payment	Loan Cost Amortization	Total
2026	$5,179,299	($41,724)	$5,137,575
2027	5,446,949	(41,724)	5,405,225
2028	16,174,821	(28,402)	16,146,419
2029	51,780	—	51,780
2030	24.250	—	24,250

Totals	$26,877,099	($111,850)	$26,765,249

NOTE 7 - INCOME TAXES

The Company files income tax returns in the U.S. Federal Jurisdiction and three states. Since the Company was formed in 2018, all income tax years are open for examination but management does not anticipate any changes to previously-filed returns which have been timely filed and for which all taxes have been paid. The Company filed its first consolidated return for the year ended December 31, 2025.

The Company recognizes deferred tax assets and liabilities for future tax consequences of events that have been previously recognized in the Company’s financial statements or tax returns. The measurement of deferred tax assets and liabilities is based on provisions of the enacted tax law, the effects of future tax laws or rates are not anticipated. Measurement is computed using applicable current rates.

The deferred income tax liability consisted of the following at December 31, 2025 and 2024:

	2025	2024
Allowance for doubtful accounts	$53,177	$67,877
Disallowed business interest	964,132	955,003
Property and equipment depreciation timing differences	(3,029,668)	(2,695,286)
Goodwill amortization timing differences	(2,254,325)	(1 828,546)
Net operating losses	(330,298)	—

	(4,596,982)	(3,500,952)
Valuation allowance	—	—

Net deferred tax liability	($4,596,982)	($3,500,952)

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT’D.)

DECEMBER 31, 2025 AND 2024

NOTE 7 - INCOME TAXES (CONT’D.)

Income tax expense consists of the following components:

	2025	2024
Current federal and state income tax expense	$120,092	$481,134

Deferred income tax expense (benefit) derived from:
Allowance account	9,877	(9,214)
Business interest	(9,129)	(234,065)
Depreciation	334,382	182,061
Amortization	425,771	394,233
Net operating loss utilization	330,298	357,836
Change in allowance	—	—

Total deferred income tax expense	1,091,199	690,851

Total income tax expense	$1,211,291	$1,171,985

An allowance account has been set to zero since full utilization of the temporary timing differences noted above is expected.

For the year ended December 31, 2025 the Company reported a federal taxable loss of $1,572,849 and has no payment due. There were no estimates paid during the year. The Company also had state income tax due of $120,092 related to its margin tax obligation in Texas and no income tax due at December 31, 2025 for Oklahoma or Louisiana. No estimates were made during the year to any state. The current NOL will be utilized either in a carryback or carry forward under existing tax laws.

For the year ended December 31, 2024 the Company reported a federal taxable income of $1,505,881 after utilization of $1,721,657 of net operating loss (NOL) and has a payment due of $331,736 which includes a penalty of $15,501. There were no estimates paid during the year. The Company has utilized its full NOL available to carry forward for the year ended December 31, 2024. The Company also had state income tax due of $164,891 related to its margin tax obligation in Texas. No estimates were made during the year.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

For the year ended December 31, 2025, the Company will file a consolidated federal income tax return with its wholly owned subsidiary. However, the Company’s tax information above is for the Company only and does not include impact of filing a consolidated federal income tax return.

Litigation

The Company is subject to legal proceedings and claims arising in the ordinary course of its business. The Company estimates where such liabilities are probable to occur and whether reasonable estimates can be made and accrues liabilities when both conditions are met. Although the ultimate outcome of these matters, if and when they arise, cannot be accurately predicted due to the inherent uncertainty of litigation, in the opinion of management, based upon current information, the Company has one pending litigation claims against them at December 31, 2025.

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT’D.)

DECEMBER 31, 2025 AND 2024

NOTE 8 - COMMITMENTS AND CONTINGENCIES (CONT’D.)

Purchase Commitments

As part of the lease and supply agreement for the Celina, Texas plant, effective October 31, 2024, the Company agreed to purchase all fine and coarse aggregates, and additional cement materials for the Celina, Rhome and Commerce, Texas plants at agreed-upon prices for the following years and tonnage:

Year	Tonnage
2026	25,000
2027	30,000
2028	35,000
2029	35,000

Facility Lease

The Company entered into a commercial lease agreement on January 4, 2025 for one of its sites. The lease requires monthly payments of $3,000, matures on January 4, 2029, and qualifies as an operating lease. The Company incurred $36,000 of lease expense for the year ended December 31, 2025. The remaining lease commitments are as follows:

Year	Amount
2026	36,000
2027	36,000
2028	36,000
2029	36,000

NOTE 9 - RELATED PARTY TRANSACTIONS

Owners of the Company

The Company is owned by Hope Concrete Intermediate Holdings, LLC (Holdings), which is owned by Hope Concrete Holdings LLC, which is owned by HCH Investment LLC, which is owned by related entities and PNC Capital Finance LLC (PNC).

The Company and the related entity owners of Holdings have a Consulting Services Agreement (Agreement) dated 11/21/18. Both owners of the Holdings will provide various consulting and management services until the Agreement is terminated by either party with a 30-day written notice. The quarterly fees under the Agreement are $150,000 to the related owners. During the years ended December 31, 2025 and 2024, the Company paid $600,000 and $600,000 to the related owners and $150,000 and $150,000 was payable at December 31, 2025 and 2024. The expenses are reported as general and administrative expenses in the Statement of Income and Changes in Member’s Equity.

Additionally, the Company had a Subordinated Debt to PNC at December 31, 2023, which was paid in full during the year ended December 31, 2024. During the year ended December 31, 2024, the Company paid interest of $1,176,562 and interest of $133,252 was incurred and added to the note balance.

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT’D.)

DECEMBER 31, 2025 AND 2024

NOTE 9 - RELATED PARTY TRANSACTIONS (CONT’D.)

Key Members of Management

Furthermore, the Company conducts business with a vendor which is owned by an immediate family member of two key members of the Company’s management. During the year ended December 31, 2025 and 2024, the Company had purchases (including material purchases, equipment rental, repairs and maintenance reimbursements, and asset purchase reimbursements) of $147,790 and $1,276,385, respectively, and owed the vendor $0 and $0 at December 31, 2025 and 2024, respectively.

CAMC

The Company entered into a Management Services Agreement (Agreement) with a concrete and aggregate materials company and its group members (CAMC) effective October 31, 2023. The Agreement provides that the Company will provide management, operational and administrative services for CAMC. The Agreement is effective through an option exercise agreement in which the Company can purchase CAMC. The Agreement calls for a management fee to be paid from CAMC to the Company of $20,000 per month paid at the end of each fiscal quarter. Additionally, the agreement requires the Company to advance working capital to CAMC which is payable on demand at the discretion of the Company, along with the Company leasing equipment to CAMC during the duration of the Agreement as approved by the Company. Management fees of $240,000 and $240,000 were incurred during the years ended December 31, 2025 and 2024, respectively. The Company also acquired notes receivable from CAMC from the owners of CAMC that are non-interest-bearing and do not have stated maturity dates. An additional note receivable to CAMC was issued on February 13, 2025 for $410,000. The demand note bears interest at 12% and is due the earlier of February 13, 2026 or the date the Company acquires CAMC. At the maturity date, the note was not repaid and is due on demand. Furthermore, the Company paid some vendor invoices on behalf of CAMC during the year ended December 31, 2025, and added to the unpaid management fees and equipment rentals during the years ended December 31, 2024 and 2025, and are payable at December 31, 2025 and 2024.

On September 11, 2023, the Company entered into an equipment lease agreement with CAMC to lease six mixer trucks for sixty months. On December 27, 2024, the Company entered into another equipment lease agreement for twelve trucks for sixty months. Both leases are operating leases in which title does not transfer to CAMC at any time and is noncancellable by CAMC. For the years ended December 31, 2025 and 2024, the Company earned $381,431 and $234,619, respectively, for the rental income pursuant to the equipment lease agreements.

During 2025, the Company assigned a purchase order to CAMC. CAMC handled all aspects of the project using the Company’s equipment and personnel and earned gross revenues of $3,280,816 for the project. When the project was completed in late 2025, the net profit of $1,855,894 was returned to the Company through the non-interest-bearing working capital advance to CAMC and recorded in net sales in 2025.

During the year ended December 31, 2025, the Company paid for materials on behalf of CAMC totaling $2,749,103 which were added to the non-interest-bearing working capital advance to CAMC and the Company reimbursed CAMC $988,211 for services and costs paid by CAMC on behalf of the Company which were applied to the non-interest-bearing working capital advance to CAMC. During the year ended December 31, 2024, the Company purchased $1,025,000 of machinery and equipment from CAMC.

At December 31, 2025 and 2024, the Company had a total of $6,774,862 and $1,759,321, respectively, due from CAMC. The majority of that amount is from invoices paid by Company of $1,481 ,792; net profit from assigned project of $1,855,894; shareholder notes purchased and notes receivable of

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT’D.)

DECEMBER 31, 2025 AND 2024

NOTE 9 - RELATED PARTY TRANSACTIONS (CONT’D.)

$892,578; accrued management and legal fees of $718,871; and accrued equipment rent and working capital advances of $1,266,058.

CAMC also provided the subsidiary with personal services, insurance coverage, and at times paid invoices on their behalf. During the year ended December 31, 2025, total payroll, insurance, and invoice reimbursements totaled $1,483,468. Repayments totaled $1,588,634, leaving an overpayment of $105,166 and is recorded as a related party receivable at December 31, 2025.

WSC

The Company entered into a real estate agreement and a subsequent leaseback agreement with a related party (WSC) on June 18, 2025. WSC is ultimately owned equally by two of the Company officers and key employees and a Company officer who is also a partial owner of the Company. The real estate agreement was to sell the Company’s land and buildings for $4,024,000, which was determined by third-party independent appraisals. On the same day, the Company leased the facilities back from WSC. The lease agreement calls for monthly rent of $40,000 per month for the first year and increases of 2.50% each year thereafter. The original lease term is through December 30, 2030, and may be renewed for three additional five-year terms. At this time, the Company believes that it will exercise all the renewal options. The lease has been recorded under the guidelines of ASU 842; therefore, a liability has been recorded for the balance using an incremental borrowing rate of 9%. The original lease liability was computed at $5,288,384 and the balance of the lease liability at December 31, 2025 is $5,285,257. A total of $240,000 was paid during the year ended December 31, 2025 of which $2,061 was principal and $237,939 was interest.

NOTE 10 - SUBSEQUENT EVENTS

In accordance with ASC 855, “Subsequent Events”, the Company has evaluated events or transactions occurring after December 31, 2025, the balance sheet date, through April 30, 2026, the date the financial statements were available to be issued, and determined that there were no events that requires disclosure.

NOTE 11 - CHANGE IN ACOUNTING PRINCIPLE

Previously, the Company adopted ASU 2014-02, an amendment to ASC 350. In accordance with ASU 2014-02, the Company amortized goodwill on a straight-line basis over a 10-year useful life as a private company. However, the Company is being acquired by a public company as is required to follow the accounting principles related to public company accounting principles that do not permit the amortization of goodwill. Therefore, the previously reported amortization of $12,666,771 was reinstated, net of applicable income taxes of $2,660,792, as of January 1, 2024. The net adjustment of $10,005,979 is reported as a change in accounting principle and increased the member’s equity at January 1, 2024.